Exhibit 10.1

FORM OF MEDIA VALUE SHARE ISSUANCE AGREEMENT

This Media Value Share Issuance Agreement (this “Agreement”), dated as of November 5, 2026 (the “Effective Date”), is by and between Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), and [_______________________] (“Media Value Provider”). The Company and Media Value Provider are each referred to herein as a “Party” and together as the “Parties.”

The Parties have entered into a Media Value Letter Agreement dated as of the Effective Date (the “Media Value Agreement”), under which Media Value Provider agreed to provide the Company with media credits and related rights and benefits as described therein with a value of [_________________] (the “Media Value”). This Agreement governs the issuance of Common Stock (as defined below) of the Company as consideration for the Media Value as described in the Media Value Agreement.

A) Transaction and Consideration

(i) Shares. Subject to this Agreement and the Media Value Agreement, the Company shall issue an aggregate of [____________] shares of its common stock, par value $0.001 per share (the “Common Stock”), to Media Value Provider. The shares issuable under this Agreement are the “Shares” or “Securities.”

(ii) Noncash consideration. Media Value Provider is the purchaser and shall furnish all consideration for the Shares through the Media Value under Section 1.1 of the Media Value Agreement. The agreed value of the consideration attributable to the Shares is $[___________] (the “Transaction Amount”), corresponding to an agreed issuance value of $5.00 per Share. Media Value Provider is not required to pay cash or furnish additional consideration to the Company for the Shares.

(iii) Satisfaction of consideration. The consideration required for issuance of the Shares shall be deemed satisfied upon entry into the Media Value Agreement and all Shares shall be fully-earned and vested upon the Parties’ entry into the Media Value Agreement.

(iv) Exemption. The Shares are offered and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D, and applicable state securities law exemptions.

B) Issuance of Shares

(i) Issuance. On the Effective Date, immediately after the Parties have entered into this Agreement, the Company shall issue the Shares to Media Value Provider in book-entry form. Within three (3) business day after the Effective Date, the Company must deliver to Media Value Provider written confirmation from the Company’s transfer agent evidencing the issuance of the Shares in the name of Media Value Provider, and a delay in delivering such confirmation shall not affect the validity of the issuance as of the date of this Agreement.

(ii) Binding agreement. This Agreement becomes binding upon execution by both Parties.

(iii) Non-forfeiture. The Shares shall not be subject to forfeiture, cancellation, repurchase, redemption, set-off or clawback by the Company for any reason.

(iv) Lock-Up.

(1) During the period commencing on the Effective Date and ending on the sixth month anniversary of the Effective Date (the “First Lock-Up Period”), Media Value Provider shall not, directly or indirectly, (a) sell, offer to sell, contract to sell, assign, distribute, pledge, hypothecate, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the Shares received by Media Value Provider pursuant to this Agreement, or any securities issued or issuable in respect thereof by reason of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation, exchange or similar transaction (collectively, the “Locked-Up Securities”), or any legal or beneficial interest therein; or (b) enter into any short sale, swap, hedge or other agreement, arrangement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of any Locked-Up Securities, whether any such transaction is to be settled by delivery of securities, in cash or otherwise (each action described in clause (a) or (b), a “Transfer,” and the foregoing restrictions, collectively, the “First Lock-Up”).

(2) During the period commencing on the sixth month anniversary of the Effective Date and ending on the one year anniversary of the Effective Date (the “Second Lock-Up Period”, and together with the First Lock-Up Period, collectively, the “Lock-Up Period”), Media Value Provider shall not, directly or indirectly, Transfer [on-half the Shares] (as adjusted equitably for any stock dividend, stock split or similar transaction) of the Shares (the “Second Lock-Up Shares”) received by Media Value Provider pursuant to this Agreement, or any securities issued or issuable in respect thereof by reason of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation, exchange or similar transaction (the foregoing restrictions, collectively, the “Second Lock-Up”, and collectively with the First Lock-Up, the “Lock-Up”). During the Second Lock-Up Period, Media Value Provider may Transfer all Shares other than the Second Lock-Up Shares.

(3) Notwithstanding the foregoing, Media Value Provider may Transfer all or any portion of the Locked-Up Securities (x) to any affiliate of Media Value Provider (including any entity that controls, is controlled by or is under common control with Media Value Provider) or (y) as a distribution without consideration to Media Value Provider’s direct equityholders; provided that, in each case, (A) the Transfer shall not involve a sale or other disposition for value, (B) before the Transfer, each transferee shall execute and deliver to the Company a written joinder, in form and substance reasonably satisfactory to the Company, pursuant to which the transferee agrees to be bound by the Lock-Up and the related provisions of this Section as if such transferee were Media Value Provider, with respect to the transferred Locked-Up Securities, for the remainder of the original Lock-Up Period, (C) Media Value Provider shall provide Company and its transfer agent with reasonable prior written notice of the proposed Transfer, identifying the transferee and the number and type of Locked-Up Securities to be transferred, and (D) the Transfer shall comply with all applicable securities laws. No permitted Transfer shall restart or extend the Lock-Up Period. Following a permitted Transfer, any further Transfer by the transferee during the Lock-Up Period shall require Company’s prior written consent and shall remain subject to the written-joinder and securities-law compliance requirements set forth above. During the Lock-Up Period, Media Value Provider shall not permit an entity receiving Locked-Up Securities pursuant to clause (x) above to cease to be an affiliate of Media Value Provider unless, before such cessation, that entity transfers all Locked-Up Securities then held by it back to Media Value Provider or to another affiliate of Media Value Provider in compliance with this Section. Media Value Provider shall not structure or effect a transfer of ownership interests in any entity holding Locked-Up Securities for the purpose of circumventing the Lock-Up.

Media Value Share Issuance Agreement

(4) The Company may require, as a condition to any proposed permitted Transfer, such customary documentation as is reasonably necessary to establish compliance with this Section and applicable securities laws, including, if reasonably necessary to establish compliance with applicable securities laws, an opinion of counsel to the transferor in form and substance reasonably satisfactory to Company and its transfer agent.

(5) Nothing in this Section shall restrict the receipt or retention of ordinary cash dividends paid on the Locked-Up Securities.

(6) Notwithstanding the foregoing, the Lock-Up shall not apply to, and Media Value Provider may Transfer Locked-Up Securities (i) in a tender offer, exchange offer, merger, or Change of Control Transaction involving the Company that is approved by the Company’s board of directors; (ii) in any registered offering in which Media Value Provider has included Registrable Securities in accordance with this Agreement; or (iii) as required by law or court order. The Lock-Up shall terminate automatically if the Company breaches any material provision of this Agreement, and such breach continues uncured for thirty (30) days from written notice thereof from the Media Value Provider to the Company. “Change of Control Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) any Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition. “Person” means a natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended).

Media Value Share Issuance Agreement

(7) Media Value Provider agrees, and each permitted transferee shall agree in its written joinder, that the Company may instruct its transfer agent and registrar to decline to register any Transfer of Locked-Up Securities during the Lock-Up Period except in compliance with this Section and may place corresponding stop-transfer instructions on the Locked-Up Securities. Each certificate evidencing Locked-Up Securities shall bear a legend in substantially the following form, and Company shall cause an appropriate notation of the Lock-Up to be made in the applicable book-entry records and written notice of the Lock-Up to be provided to the registered holder of any uncertificated Locked-Up Securities:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN MEDIA VALUE SHARE ISSUANCE AGREEMENT, DATED AS OF NOVEMBER [ ], 2026, BY AND AMONG THE CORPORATION AND THE HOLDER, AS AMENDED FROM TIME TO TIME. A COPY OF THE APPLICABLE TRANSFER RESTRICTIONS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON WRITTEN REQUEST.”

(8) Upon expiration of the First Lock-Up Period and Second Lock-Up Period, as applicable, the Company shall promptly (but in no event later than three (3) business days after such expiration) instruct its transfer agent and registrar to remove the stop-transfer instructions and any legend or book-entry notation imposed solely pursuant to this Section on such appliable Lock-Up Securities and, upon surrender of any certificate bearing such legend, to issue a replacement certificate or book-entry position without such legend. Expiration of the Lock-Up Period shall not affect any separate transfer restriction imposed under applicable securities laws or any other applicable agreement.

C) Representations and Acknowledgments of Media Value Provider

Media Value Provider makes the following representations, warranties, certifications, acknowledgments and agreements as of the Effective Date. References in this Section C to the investment include the noncash consideration.

(i) Authorization. The Media Value Provider has the power and all requisite [__________] approvals to execute this Agreement. This Agreement is binding upon the Media Value Provider in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equitable principles.

(ii) Investment competence. The Media Value Provider has sufficient knowledge and experience in financial and business matters to assess the merits, risks and suitability of an investment in the Shares.

Media Value Share Issuance Agreement

(iii) Accredited status. The Media Value Provider is an “accredited investor” under Rule 501(a)(3) and/or 501(a)(8) of Regulation D of the Securities Act.

(iv) Investment purpose and disclosed allocations. The Media Value Provider is acquiring the Shares for investment for its own account and not with a view to distribution. It has no agreement for another person to acquire a beneficial interest in the Shares. No person has promised a resale, repurchase, refund or particular future value.

(v) Economic risk. The Media Value Provider can bear the economic risk and a complete loss of the investment without undue financial hardship.

(vi) Access to documents. The Media Value Provider and its advisers have been afforded access to all information regarding the Company they reasonably requested to evaluate the transaction contemplated in this Agreement.

(vii) Questions and investigation. The Media Value Provider has been afforded an opportunity to ask questions and receive answers concerning the Company and regarding the Shares. It has conducted the investigation it deems appropriate. Nothing in this Section C(vii) limits or modifies the representations and warranties of the Company under this Agreement or the right of the Media Value Provider to rely thereon, or the rights of the Media Value Provider under securities laws.

(viii) Speculative investment. The Media Value Provider understands that the Shares involve substantial investment risks, and the value attributed to the noncash consideration may be lost entirely as an investment in the Company.

(ix) Capacity and organization. The Media Value Provider is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(x) Securities restrictions and regulatory status. The Media Value Provider understands that the Shares are restricted securities, may require indefinite holding, and may lack a liquid resale market notwithstanding any public market for other Company shares. Neither the Securities and Exchange Commission (“SEC”) nor any state agency has approved the Shares or determined that the transaction is fair.

(xi) Advisers. The Media Value Provider has considered the legal, tax and financial consequences with its own advisers to the extent it considers appropriate and has determined the investment is suitable for it.

(xii) No general solicitation. The Media Value Provider was not offered the Shares through general solicitation or general advertising, including public advertisements, broadcasts or broadly solicited investment seminars.

(xiii) Exemption reliance. The Media Value Provider understands that the Shares are unregistered and that the availability of the exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, and applicable state securities law exemptions, on which the Company is relying for the issuance of the Shares as described in Section A(iv), depends in part on the accuracy of the Media Value Provider’s representations in this Section C.

Media Value Share Issuance Agreement

(xiv) Availability of Rule 144. Media Value Provider understands that the Shares are restricted securities and that any resale of the Shares under Rule 144 under the Securities Act (“Rule 144”) is subject to the conditions of Rule 144.

(xv) Non-public information. Media Value Provider acknowledges that it is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including the Shares, and further acknowledges that the Company is entering into this Agreement with the Media Value Provider in reliance on this acknowledgment and with Media Value Provider’s understanding, acknowledgment and agreement that the Company is privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Media Value Provider, when making investment disposition decisions, including the decision to enter into this Agreement, and Media Value Provider’s decision to enter into the Agreement is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Media Value Provider. Media Value Provider hereby waives any claim, or potential claim, it has or may have against the Company to the extent arising solely from the Company’s failure to disclose Non-Public Information that was not furnished to Media Value Provider; provided, that nothing in this Section C(xv) waives or limits any claim arising from (a) a breach of the Company’s representations, warranties or covenants in this Agreement, (b) any untrue statement or omission of a material fact in the SEC Reports (as defined below), or (c) fraud, intentional misconduct or violation of federal or state securities laws. Media Value Provider understands and acknowledges that the Company would not enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to the Company in entering into this Agreement.

(xvi) Review of SEC filings. Media Value Provider is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and (ii) the Company’s Quarterly Report(s) on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/edgar/search/, typing “Agassi Sports Entertainment Corp.” in the “Search by keyword, ticker, company name, CIK number or individual’s name” field, and clicking the “Search” button), from January 1, 2026, to the date of this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors (if any), results of operations, certain transactions and related business disclosures described therein and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to ask questions of and receive answers from the Company’s officers and directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company, in each case other than the representations and warranties of the Company in this Agreement and the Media Value Agreement.

D) Representations and Warranties of the Company

The Company represents and warrants to Media Value Provider as follows:

(i) Organization. The Company is duly incorporated, validly existing and in good standing under its incorporation law. It has the power to own its assets and conduct its business and is qualified in jurisdictions where required, except for failures that would not reasonably result in a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the Company’s business, assets, operations or financial condition, or its ability to perform this Agreement. General economic, market, industry or legal changes, war, natural disasters, pandemics, announcement effects and stock price declines do not independently constitute such an effect, except that underlying causes of a price decline may be considered and disproportionate effects on the Company from general conditions may be considered.

Media Value Share Issuance Agreement

(ii) Authorization. The Company has the power and all requisite corporate approvals to execute this Agreement and issue the Shares as contemplated herein. This Agreement is binding upon the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equitable principles.

(iii) No conflict. Execution and performance do not violate the Company’s organizational documents and do not violate applicable law or materially breach or accelerate a material agreement, except, for matters that would not reasonably be expected to result in a Material Adverse Effect.

(iv) Valid issuance. The Shares are duly authorized and, upon actual issuance and delivery, will be validly issued, fully paid and nonassessable, and free of preemptive rights under the Company’s organizational documents or applicable law.

(v) SEC Reports. The Company has filed or furnished all reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the preceding twelve months (such reports, the “SEC Reports”). Each report complied in all material respects with applicable requirements as of its filing or amendment date and did not contain a material misstatement or omit a material fact necessary to make its statements not misleading in the circumstances. The financial statements included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and fairly present in all material respects the financial position and results of operations of the Company as of the dates and for the periods indicated, in conformity with United States generally accepted accounting principles (GAAP) consistently applied.

(vi) Capitalization. As of October 30, 2026, 13,711,824 shares of Common Stock were issued and outstanding (when including shares in the process of being issued). Since the date of the Company’s most recent report included in the SEC Reports, the Company has not issued any shares of Common Stock or securities convertible into or exercisable for Common Stock, other than as disclosed in the SEC Reports, or which constitute less than 5% of the Company’s outstanding shares of Common Stock as of June 30, 2026. The Shares will be issued free and clear of all liens and restrictions, other than restrictions under applicable securities laws and this Agreement. No outstanding security or agreement of the Company contains anti-dilution, preemptive or similar rights that will be triggered by the issuance of the Shares (or any such right has been validly waived).

(vii) No material adverse change; litigation. Since the date of the Company’s most recent Quarterly Report on Form 10-Q included in the SEC Reports, there has been no Material Adverse Effect. There is no action, suit or proceeding pending or, to the Company’s knowledge, threatened against the Company that would reasonably be expected to have a Material Adverse Effect or that is required to be disclosed in the SEC Reports and is not so disclosed.

Media Value Share Issuance Agreement

(viii) Exempt offering. Assuming the accuracy of Media Value Provider’s representations in Section C, the offer and issuance of the Shares are exempt from registration under the Securities Act. Neither the Company nor any person acting on its behalf has offered the Shares by any form of general solicitation or general advertising or has offered or sold any security that would be integrated with this offering, and no disqualifying event described in Rule 506(d) of Regulation D applies to the Company.

(ix) Quotation status. The Common Stock is quoted on the OTC market under the symbol “AASP.” There is no pending or, to the Company’s knowledge, threatened trading suspension, delisting or removal of the Common Stock from quotation, and no SEC order or investigation pending or, to the Company’s knowledge, threatened with respect to the Company.

(x) Rule 144 status. The Company ceased to be a “shell company” (as defined in Rule 144) as of May 31, 2025 and filed “Form 10 information” (as defined in Rule 144) with the SEC on June 4, 2025. As of the date of this Agreement, the Company has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve months and, subject to the applicable holding period and other conditions of Rule 144, Rule 144 is available for resales of the Shares.

(xi) No other registration rights. Except as disclosed in the SEC Reports, the Company has not granted, and is not obligated to grant, any right to register any of its securities under the Securities Act that conflicts with, or ranks senior to, the rights of Media Value Provider.

(xii) No consents; stockholder approval. No consent, approval, filing or notice to or with any governmental authority, securities exchange or the Company’s stockholders is required for the issuance of the Shares, provided that the Company may file a Form D, to the extent deemed necessary by the Company.

E) Indemnification and Limitations

(i) Media Value Provider shall indemnify the Company and its affiliates and their respective officers, directors, members, managers, employees, agents and representatives against losses, liabilities, judgments, penalties and reasonable costs, including attorneys’ fees (collectively “Losses”), resulting from a material breach of Media Value Provider’s representations, warranties, covenants or agreements in this Agreement.

(ii) The Company shall indemnify Media Value Provider and its respective affiliates, officers, directors, members, managers, employees, agents and representatives against Losses resulting from a breach of the Company’s representations, warranties, covenants or agreements in this Agreement.

Media Value Share Issuance Agreement

(iii) Neither Party is liable under this Agreement for consequential, indirect, incidental, special, exemplary, punitive or speculative damages, including lost profits, trading losses, lost opportunities or diminution in value, except amounts payable to third parties under a final nonappealable judgment. The Company’s aggregate liability to Media Value Provider under this Agreement shall not exceed the Transaction Amount; Media Value Provider’s aggregate liability under this Agreement shall not exceed the Transaction Amount; provided, that the foregoing waiver of damages and limitations on liability shall not apply to (i) diminution in value of the Shares resulting from a breach of the Company’s representations and warranties in Section D, or (ii) fraud, intentional misconduct or violation of federal or state securities laws.

(iv) Indemnification is the exclusive monetary remedy for contractual breaches under this Agreement, provided that there shall be no such limitation on a claim arising from fraud, intentional misconduct or violation of federal or state securities laws.

F) Transfer Restrictions and Assignments

(i) Restricted Shares. Media Value Provider shall not offer, sell, assign, pledge or otherwise transfer Shares except under an effective registration statement or an available exemption from registration, in compliance with applicable state laws and this Agreement. Certificates and book-entry records evidencing the Shares shall bear a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

(ii) Permitted Transfers. Notwithstanding Section F(i), Media Value Provider may transfer Shares to any of its affiliates in a transaction exempt from registration under the Securities Act subject to the delivery to the Company of an opinion of counsel, to the extent such legal opinion is required by the Company’s transfer agent, but without requiring the Company’s consent, provided that the transferee agrees in writing to be bound by the applicable terms of this Agreement. Media Value Provider may assign its rights under this Agreement (including Section G) to any such transferee subject to applicable law.

Media Value Share Issuance Agreement

G) Registration and Information Rights

(i) Piggyback Registration Rights.

(1) The Company covenants and agrees that if, at any time prior to the Registration Rights Expiration Date (defined below), it proposes to file a registration statement with respect to any class of equity or equity-related securities (other than in connection with an offering to the Company’s employees (Form S-8) or in connection with an acquisition, merger or similar transaction (Form S-4)) under the Securities Act whether for the Company’s own account or on behalf of holders of such securities, and the registration form to be used may be used for the issuance or resale of the Shares (each a “Registration Statement”, and such Shares required to be included in the Registration Statement, the “Registrable Securities”), the Company will give prompt written notice to the Media Value Provider of its intention to file such registration statement and will offer to include in such registration statement the resale of such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) business days after the giving of notice by the Company (the “Piggyback Registration Rights”). The Media Value Provider acknowledges and understands that the Company shall not be required to include Registrable Securities in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter or placement agent shall have advised the Company in writing that the inclusion of such securities will have a material adverse effect upon the ability of the Company to sell securities for its own account, and provided further that the Media Value Provider is not treated less favorably than others seeking to have their securities included in such registration statement. Notwithstanding the obligations set forth above, if any SEC guidance sets forth a limitation on the number of securities permitted to be registered on a particular registration statement as a secondary offering, the number of Registrable Securities to be registered on such registration statement will be reduced pro rata between the Media Value Provider and other parties whose securities are included in such registration statement. The “Registration Rights Expiration Date” shall be the earlier of (a) five years from the Effective Date; and (b) the first date on which all Registrable Securities may be sold by Media Value Provider without restriction or limitation (including as to volume, manner of sale or current public information) and without a restrictive legend under Rule 144. Notwithstanding the foregoing, the Company shall not be required to include any Registrable Securities in any subsequently filed registration statement relating to an offering of securities for the Company’s own account if, at the time of such filing, all Registrable Securities are included in an effective registration statement under the Securities Act that remains available for resale of all such Registrable Securities by the Media Value Provider.

(2) As a condition to including such Registrable Securities in such registration statement, as applicable, Media Value Provider shall deliver to the Company, within ten (10) business days after the Company’s written request, a customary questionnaire confirming its beneficial ownership of Company securities, the owners of any entities holding Company securities which it beneficially owns, the plan of distribution of the registration statement, and such other matters as the Company or its legal counsel may reasonably request. The form questionnaire shall be reasonable and customary and shall be the same as that required of other stockholders included in the registration statement. Media Value Provider shall not be required to sign any agreement or instrument containing a lock-up, standstill, non-compete, non-solicit, release, additional indemnity or other restrictive covenant, other than as expressly provided in this Agreement.

Media Value Share Issuance Agreement

(3) Media Value Provider agrees to sell Registrable Securities registered under any registration statement only in compliance with the plan of distribution set forth in such registration statement and any and all applicable prospectus delivery requirements, and to immediately cease and refrain from selling Registrable Securities, upon written notice from the Company, that any registration statement registering the resale of the Registrable Securities is not effective, contains any misstatements or omissions, that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, or that the prospectus or registration statement can no longer be relied upon for any reason, until such time as Media Value Provider is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act, or otherwise; provided, that the Company shall use best efforts to promptly cure any condition described above and to comply with the Securities Act in connection with the foregoing.

(4) Media Value Provider shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Media Value Provider’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Media Value Provider to the Company expressly for inclusion in such registration statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to such Media Value Provider’s proposed method of distribution of registrable securities and was reviewed and expressly approved in writing by such Media Value Provider expressly for use in a registration statement, such prospectus or in any amendment or supplement thereto or (iii) in the case such Media Value Provider uses an outdated, defective or otherwise unavailable prospectus after the Company has notified such Media Value Provider in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Media Value Provider. In no event shall the liability of Media Value Provider under this Section be greater in amount than the dollar amount of the net proceeds received by such Media Value Provider upon the sale of the registrable securities giving rise to such indemnification obligation.

(5) Promptly after receipt by an indemnified party of notice of any claim, action, or proceeding as to which indemnity may be sought under this Section G, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; provided, that the failure to so notify shall not relieve the indemnifying party of any liability it may have hereunder, except to the extent the indemnifying party is materially prejudiced thereby. The indemnifying party shall be entitled to participate in and, to the extent it so elects, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that if the indemnified party reasonably determines that a conflict of interest exists that requires separate representation, the indemnified party shall be entitled to retain separate counsel at the indemnifying party’s expense.

Media Value Share Issuance Agreement

(6) All expenses incurred in connection with any registration pursuant to this Section G) (excluding any underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, which shall be borne by the Media Value Provider), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of Company counsel and independent public accountants for the Company, shall be borne by the Company. Nothing in this Section G)(i)(6) shall require the Company to pay any of Media Value Provider’s internal costs or overhead in connection with any registration, any legal fees or other fees or expenses in connection therewith.

(7) The Company shall indemnify and hold harmless Media Value Provider, its affiliates, and their respective directors, officers, agents and employees, and each Person who controls Media Value Provider (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent arising out of information furnished in writing by Media Value Provider for inclusion therein or Media Value Provider’s use of a prospectus after notice from the Company that it is outdated, defective or unavailable. The procedures in Section G(i)(5) shall apply to this indemnity, mutatis mutandis.

(ii) Resale Registration Rights. If at any time after the date that is six (6) months after the date of this Agreement, the Shares may not be sold by Media Value Provider without restriction or limitation under Rule 144, then, upon the written request of Media Value Provider, the Company shall, within forty-five (45) days after such request (or thirty (30) days if the Company is eligible to use Form S-3 or another short-form registration statement)(the “Filing Date”), file with the SEC a registration statement on Form S-1 (or another available form) registering the resale of all Securities, shall use its commercially reasonable efforts to cause it to become effective within ninety (90) days after such request (the “Effectiveness Date”), and shall keep it effective until the earlier of the date on which all Securities have been sold and the date on which all Securities may be sold without restriction or limitation under Rule 144.

Media Value Share Issuance Agreement

(iii) Suspension of Media Value Obligations. Notwithstanding anything to the contrary in this Agreement or the Media Value Agreement, if either (1) the Company files a Registration Statement that may be used for the resale of the Registrable Securities and fails to include therein any Registrable Securities required to be included pursuant to Section G(i)(1), including the exceptions and limitations set forth therein; (2) fails to file any registration statement required pursuant to Section G(ii) by the Filing Date; or (3) fails to obtain the effectiveness of any registration statement required pursuant to Section G(ii), by the Effectiveness Date, in each case subject to the limitations and exceptions set forth herein, the Media Value Provider may, upon written notice to the Company, suspend performance of its obligations under the Media Value Agreement, including the provision of Media Value and the procurement, placement or fulfillment of any Ad Buys (a “Suspension”). Such Suspension shall not constitute a breach of this Agreement or the Media Value Agreement and may continue until either (x) all Registrable Securities so omitted are covered by an effective registration statement under the Securities Act available for their resale by the Media Value Provider, or (y) the Company, at its sole expense, has caused legal counsel to deliver, on behalf of the Media Value Provider, a legal opinion satisfactory to the Company’s transfer agent (with a copy to Media Value Provider) permitting the resale of all such Registrable Securities pursuant to Rule 144 under the Securities Act, during a period of 90 days from the date of the opinion, and subject to the Company’s continued timely reporting obligations under the Securities Exchange Act of 1934, as amended, and the Company has caused its transfer agent to remove all restrictive legends and stop-transfer instructions from all such Registrable Securities within three (3) business days after delivery of such opinion (which shall be in the Company’s customary form) during the 90 day opinion period. Upon satisfaction of either condition (x) or (y) discussed in the preceding sentence, the Media Value Provider shall immediately terminate the Suspension and resume performance of its obligations under the Media Value Agreement, subject to its terms. No Suspension shall extend the Term (as defined therein) of the Media Value Agreement. The delivery of the legal opinion discussed in (y) above shall be subject to Media Value Provider having a present intention to sell such Registrable Securities covered by the opinion and providing the Opinion Materials discussed in Section H(ii) below. The suspension rights in this Section G(iii) are in addition to, and not in limitation of, any other right or remedy available to Media Value Provider at law or in equity for any breach of this Agreement or the Media Value Agreement.

H) Company Covenants

(i) Reporting Status. Until the earlier of (A) three years after the Effective Date; and (B) for so long as Media Value Provider holds any Shares, the Company shall (a) timely file all reports required to be filed under Section 13 or 15(d) of the Exchange Act and (b) notify Media Value Provider in writing within two (2) business days if the Company becomes a “shell company,” fails to timely file any such report, or otherwise ceases to satisfy the requirements of Rule 144(c) or Rule 144(i). Notwithstanding the foregoing, if on the third (3rd) anniversary of the Effective Date the Shares may not be sold by Media Value Provider without restriction or limitation under Rule 144, the covenants in this Section H(i) shall continue until the first date on which the Shares may be so sold.

(ii) Legend Removal. Within three (3) business days after Media Value Provider delivers a customary request and representation letter in connection with a sale under Rule 144 or an effective registration statement, or at any time the Shares may be sold without restriction under Rule 144, the Company shall, at its expense (including the cost of any opinion of counsel required by its transfer agent), cause its transfer agent to remove all restrictive legends from the Shares and deliver the Shares free of restrictive legend in book-entry form (including through DTC, if requested), to the extent that the Company’s legal counsel confirms in its reasonable determination, that such sale complied with Rule 144 or that such sale was made under the registration statement and the registration statement remains effective and available for use in connection with the sale of such Shares (which confirmation the Company shall cause its counsel to deliver within such three (3) business day period, at the Company’s expense, and which shall not be unreasonably withheld, conditioned or delayed). The Company shall also provide such reasonable cooperation as Media Value Provider or its broker may request in connection with any deposit of the Shares into a brokerage account. The Company’s obligations under this Section H(ii) and Section G(iii)(y) shall be conditioned on Media Value Provider providing the Company and/or its legal counsel all information reasonably requested, including customary seller’s representation letters (the “Opinion Materials”), to confirm that either the sale was made under Rule 144 or an effective registration statement.

Media Value Share Issuance Agreement

(iii) Lock-ups. Other than the Lock-Up in Section B(iv), Media Value Provider shall not be required to enter into any lock-up or similar agreement restricting transfer of the Shares, except that, in connection with an underwritten public offering by the Company (including an offering in connection with the listing of the Common Stock on a national securities exchange), Media Value Provider shall, if requested by the managing underwriter, agree to a lock-up of not more than ninety (90) days following pricing, which may be required only once and only if all directors, officers and holders of ten percent (10%) or more of the Common Stock enter into lock-up agreements on terms at least as restrictive, and any such lock-up shall run concurrently with any then-remaining Lock-Up Period.

(iv) Securities Filings. The Company shall timely make, at its expense, all filings required under Regulation D (including if deemed necessary, a Form D) and applicable state securities laws in connection with the issuance of the Shares.

(v) Publicity. Neither Party shall issue any press release or public statement regarding this Agreement or the Media Value Agreement, or use the other Party’s (or its affiliates’ or stations’) name, logos or marks, without the other Party’s prior written consent, except as required by applicable law, the rules and requirements of the SEC, or stock exchange rules.

(vi) No Conflicting Registration Rights. The Company shall not, without the prior written consent of Media Value Provider or without providing Media Value Provider the same registration rights, grant any registration rights that conflict with, or rank senior to, the rights of Media Value Provider, until such time as the Registrable Securities have been registered under the Securities Act. Notwithstanding the foregoing, nothing herein shall prevent the Company from registering on any registration statement filed to register the Registrable Securities, any other securities of the Company; provided that the inclusion of such other securities does not reduce the number of Registrable Securities included therein, and any reduction required by the SEC or an underwriter shall be applied pro rata among all selling holders.

I) Governing Law and Forum

This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Nevada, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. Any actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in Clark County, Nevada, and those such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings. This provision does not alter a governing law or forum provision in the Media Value Agreement for claims under such agreement.

Media Value Share Issuance Agreement

J) Entire Agreement and Order of Precedence

This Agreement and the Media Value Agreement constitute the entire agreement of the Parties concerning the issuance of the Shares. The Media Value Agreement governs the Media Value. This Agreement governs Media Value Provider’s representations, warranties and obligations as a recipient and holder of the Shares.

K) Construction and Amendment

Singular and plural terms include the other where appropriate; “including” is illustrative; “or” is nonexclusive; and references to persons include individuals and legal entities. Headings do not alter meaning. Amendments and waivers to this Agreement shall be required to be approved in writing by both Parties.

L) Counterparts and Electronic Signatures

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

M) Severability

The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

Media Value Share Issuance Agreement

N) Assignment

Neither Party may assign this Agreement without the prior written consent of the other Party, except that Media Value Provider may, without consent, assign its rights and obligations under this Agreement to any of its subsidiaries or affiliates (and to any permitted transferee of Shares under Section F), without relieving Media Value Provider of its obligations hereunder.

O) Specific Performance

The Parties agree that irreparable damage, for which monetary relief would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with its terms, including the Company’s obligations to issue the Shares, remove legends and register the Securities. Accordingly, each Party shall be entitled to an injunction, specific performance and other equitable relief, without proof of damages and without posting a bond, in addition to any other remedy. Nothing in Section E limits equitable relief.

P) No Presumption from Drafting.

This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the parties.

[Remainder of page left intentionally blank. Signature page follows.]

Media Value Share Issuance Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

Agassi Sports Entertainment Corp.

Ronald S. Boreta
Chief Executive Officer

MEDIA VALUE PROVIDER:

[______________________]

By:
Name:
Title:	Authorized Signatory

Media Value Share Issuance Agreement
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